Exhibit 99.1

CERTIFICATE

A copy of the Registrant’s Securities and Exchange Commission Form U-9C-3 for the previous quarter ended June 30, 2005 was filed with the following state commissions:

North Carolina Utilities Commission
430 North Salisbury Street
Dobbs Building
Raleigh, North Carolina 27603-5918

Public Service Commission of South Carolina
101 Executive Center Dr., Suite 100
Columbia, South Carolina 29210

Florida Public Service Commission
2540 Shumard Oak Boulevard
Tallahassee, Florida 32399-0850